UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM S-8

                  REGISTRATION STATEMENT UNDER
                   THE SECURITIES ACT OF 1933

           MONMOUTH REAL ESTATE INVESTMENT CORPORATION
     (Exact name of registrant as specified in its charter)

               Delaware                  22-1897375
      (State or other jurisdiction of   (I.R.S. employer
      incorporation or organization)    identification no.)

         3499 Route 9, Suite 3C, Freehold, NJ      07728
      (Address of principal executive offices)  (Zip code)

  MONMOUTH REAL ESTATE INVESTMENT CORPORATION 1997 STOCK OPTION
                              PLAN
                    (Full title of the plan)

                      Anna Chew, Controller
           3499 Route 9, Suite 3C, Freehold, NJ  07728
             (Name and address of agent for service)

Telephone number, including area code, of agent for service:  732-
577-9996

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.
                 CALCULATION OF REGISTRATION FEE

                               Proposed          Proposed
                                maximum          maximum
   Title of     Amount to be   offering         aggregate      Amount of
 Securities to   registered    price per      offering price   registration
 be registered       (1)       share (2)                          fee

Common Stock           5,000     $ 5.25       $   26,250
($.01 par value)      65,000       5.50          357,500
                      10,000       5.85           58,500
                      65,000       6.765         439,725
                     300,000       7.13        2,139,000
                      20,000       7.25          145,000
                     780,000       6.965 (3)   5,432,700
                   __________                  ____________
                   1,245,000                   8,598,675     $  791.08
                   =========                   ============   =========


(1) Pursuant to Rule 416(a), this registration statement includes such indeterminate shares as may become subject to options under the 1997 Stock Option Plan as a result of the adjustment provisions therein.

(2) Estimated pursuant to Rule 457 solely for the purpose of determining the registration fee. The price is based upon the exercise price of the outstanding but unexercised options.

(3) Estimated pursuant to Rule 457 solely for the purpose of determining the registration fee. The price is based upon the high and low prices as reported on the NASDAQ National
     Market System on October 25, 2002.

                             PART I


INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information*

Item   2.   Registrant  Information  and  Employee  Plan   Annual
Information*

*      Information  required by Part I to  be  contained  in  the
Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                             PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     Monmouth   Real   Estate   Investment   Corporation     (the
"Registrant")   hereby   incorporates  by   reference   in   this
registration statement the following documents:

           (a) The Registrant's most recent annual report on Form 10-K for the year ended September 30, 2001 filed pursuant to Sections 13(a) or 15(d) of the Securities
Exchange Act of 1934, as amended (the "Exchange Act").

           (b)  All other reports filed pursuant to Section
13(a) or 15(d) of the Exchange Act, including reports on Form 10-Q for the periods ended December 31, 2001, March
31, 2002 and June 30, 2002.

           (c)        The  description of the  Registrant's
Class A common shares, $.01 par value, which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

           All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.   DESCRIPTION OF SECURITIES

          Not Applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not Applicable.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the Registrant, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonable entitled to indemnity for such expenses.

            Article  XII  of  the  Registrant's  Certificate   of
Incorporation and Amendments thereto states:

             "To  the  fullest  extent  permitted   by  the
General  Corporation Law of the State of Delaware,  as  the
same exists or may hereafter be amended, no director of the
Corporation  shall be personally liable to the  Corporation
or  any of its stockholders for monetary damages for breach
of  fiduciary  duty as a director; provided, however,  that
this Article XII shall not eliminate or limit the liability
of a director (i) for any breach of such director's duty of
loyalty  to the Corporation nor its stockholders, (ii)  for
acts  or  omissions  not  in good faith  or  which  involve
intentional misconduct or a knowing violation of law, (iii)
under  Title 8, Section 174 of the General Corporation  Law
of  the State of Delaware or (iv) for any transaction  from
which  such director derived an improper personal  benefit.
Failure of the Corporation to qualify as an REIT under  the
REIT  Provisions  of the Internal Revenue  Code  shall  not
render the directors liable to any stockholder or any other
person.  Any repeal or modification of this Article XII  by
the  stockholders of the Corporation shall  be  prospective
only, and shall not adversely affect any limitation on  the
personal   liability  of  a  director  of  the  Corporation
existing at the time of such repeal or modification."

     Article VI Section2 of the Registrant's By-laws and
Amendments thereto states:

           "The Corporation shall indemnify any person  who
was  or  is a party or is threatened to be made a party  to
any   threatened,  pending  or  completed   action,   suit,
proceeding  or  investigation, whether civil,  criminal  or
administrative,  and whether external or  internal  to  the
corporation  (other than a judicial action or suit  brought
by  or  in the right of the Corporation), by reason of  the
fact  that  he  or  she  is or was an  Agent,  against  all
expenses,  liability and loss (including  attorneys'  fees,
judgments,  fines, excise taxes imposed under the  Employee
Retirement   Income  Security  Act  of  1974,  as   amended
("ERISA"), or penalties and amounts paid or to be  paid  in
settlement) actually and reasonably incurred by  the  Agent
in   connection  with  such  action,  suit,  proceeding  or
investigation, or any appeal therein, if the Agent acted in
good faith and in a manner he or she reasonably believed to
be  in  or  not  opposed  to  the  best  interests  of  the
Corporation  and,  with respect to any criminal  action  or
proceeding, had no reasonable cause to believe that his  or
here  conduct was unlawful.  The termination of any action,
suit   or   proceeding  by  judgment,  order,   settlement,
conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Agent did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, that the Agent had reasonable cause to believe that his or her conduct was unlawful."

      Article VI Section 3 of the Registrant's By-laws  and
Amendments thereto states:

          "The  Corporation shall indemnify any person  who
was  or  is a party or is threatened to be made a party  to
any  threatened,  pending or completed judicial  action  or
suit  brought  by  or  in the right of the  Corporation  to
procure a judgment in its favor by reason of the fact  that
such person is or was an Agent, against expenses (including
attorneys'  fees)  and amounts paid in settlement  actually
and  reasonably incurred by such person in connection  with
the defense, settlement or appeal of such action or suit if
he  or  she acted in good faith and in a manner he  or  she
reasonably  believed to be in or not opposed  to  the  best
interests    of   the   Corporation,   except    that    no
indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper."

        In addition, the Registrant have entered into indemnification agreements with its officers and directors which contain provisions which are in some respects broader than the specific indemnification provisions contained in Section 145 of the General Corporation Law of the State of Delaware.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the
Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the
Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not Applicable.

Item 8.   EXHIBITS

          The following are the Exhibits included in this Registration Statement:

4.1 Monmouth Real Estate Investment Corporation's 1997 Stock Option Plan. Incorporated herein by reference to the Registrant's Definitive Proxy Statement dated March 20, 1997,
filed   with  the  Securities and Exchange Commission  on   March
21, 1997.

5         Opinion of Blackwell Sanders Peper Martin LLP regarding
legality.

23.1 Consent of Blackwell Sanders Peper Martin LLP (included in Exhibit 5).

23.2      Consent of KPMG LLP.

24        Power of Attorney.

Item 9.   UNDERTAKINGS

     (a)  RULE 415 OFFERING

               The Registrant hereby undertakes:

          (1)      To file,  during  any  period  in which
offers or sales are being made, a post-effective amendment to this registration statement:

               (i)    To  include any  prospectus  required
by Section 10(a)(3) of the Securities Act of 1933;

               (ii)To  reflect in the prospectus any  facts
or   events  arising  after  the  effective  date  of   the
registration  statement (or the most recent  post-effective
amendment   thereto)  which,  individually   or    in   the
aggregate,   represent   a  fundamental   change   in   the
information  set  forth   in   the registration  statement.
Notwithstanding the foregoing, any increase or decrease  in
volume of securities offered (if the total dollar value  of
securities  offered  would  not  exceed  that   which   was
registered) and any deviation from the low or high  end  of
the  estimated maximum offering range may be  reflected  in
the  form  of prospectus filed with the Commission pursuant
to  Rule 424(b) if, in the aggregate, the changes in volume
and price represent no more than a 20 percent change in the
maximum   aggregate  offering  price  set  forth   in   the
"Calculation of Registration Fee" table in the effective registration statement;

               (iii)  To  include any material  information
with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     PROVIDED,  HOWEVER,  that  paragraphs  (a)(1)(i)   and
(a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2)   That,  for the  purpose of  determining any
liability  under   the  Securities  Act of 1933, each  such
post-effective  amendment shall  be  deemed  to  be  a  new
registration  statement   relating   to   the    securities
offered  therein,  and the offering of such  securities  at
that   time  shall be deemed to be the initial  bona   fide
offering thereof.

          (3)  To remove from registration  by  means  of a
post-effective  amendment  any  of   the  securities  being
registered which remain unsold at the termination of the offering.

     (b)   FILING INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS
BY REFERENCE

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act
of  1933, each  filing  of the  Registrant's   annual report
pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)  REQUEST FOR ACCELERATION OF EFFECTIVE DATE OR FILING OF
REGISTRATION STATEMENT ON FORM S-8

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of
appropriate       jurisdiction   the   question   whether    such
indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has
reasonable  grounds   to   believe  that  it  meets  all  of  the
requirements  for filing  on  Form  S-8  and  has   duly   caused
this  Registration Statement  to  be  signed  on  its  behalf  by the undersigned, thereunto duly authorized, in the Borough of Freehold, State of New Jersey on September 25, 2002.

               MONMOUTH REAL ESTATE INVESTMENT CORPORATION

                              By:       /s/ Eugene W. Landy
                                        EUGENE W. LANDY
                                        Chairman of the Board,
                                        President and Director

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 25, 2002.

Signature                                    Title

/s/ Eugene W. Landy                 Chairman of the Board,
Eugene W. Landy                     President and Director
                                   (Principal Executive Officer)

/s/Cynthia J. Morgenstern
Cynthia J. Mortenstern              Executive Vice President
                                    and Director

/s/ Ernest V. Bencivenga
Ernest V. Bencivenga                Treasurer and Director

/s/Anna T. Chew                     Controller and Director
Anna T. Chew                       (Principal Financial Officer)

/s/Daniel D. Cronheim
Daniel D. Cronheim                  Director

/s/Matthew I. Hirsch
Matthew I. Hirsch                   Director

/s/Charles P. Kaempffer
Charles P. Kaempffer                Director

/s/Samuel A. Landy
Samuel A. Landy                     Director

/s/John R. Sampson
John R. Sampson                     Director

/s/ Peter J. Weidhorn
Peter J. Weidhorn                   Director

                          EXHIBIT INDEX



4.1 Monmouth Real Estate Investment Corporation's 1997 Stock Option Plan. Incorporated herein by reference to the Registrant's Definitive Proxy Statement dated March 20, 1997, filed with the Securities and Exchange Commission on March 21, 1997.

5         Opinion of Blackwell Sanders Peper Martin LLP regarding
legality.

23.1 Consent of Blackwell Sanders Peper Martin LLP (included in Exhibit 5).

23.2      Consent of KPMG LLP.

24        Power of Attorney.

                                                        EXHIBIT 5


          LETTERHEAD OF BLACKWELL SANDERS PEPER MARTIN LLP



                         October 28, 2002


Monmouth Real Estate Investment Corporation
3499 Route 9, Suite 3C
Freehold, NJ  07728

Ladies and Gentlemen:

     We have acted as counsel to Monmouth Real Estate Investment Corporation, a Delaware corporation (the "Company"), in connection with the filing of a registration statement by the Company on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, registering 1,245,000 shares (the "Shares") of Common Stock of the Company, $.01 par value per share, to be issued to eligible participants in accordance with the terms of the Monmouth Real Estate Investment Corporation 1997 Stock Option Plan (the "Plan").

     In connection with the foregoing, we have examined such documents, corporate records and other instruments as we have deemed necessary or appropriate in connection with this opinion. Based upon and subject to the foregoing, we are of the opinion that the Shares, when sold and issued in accordance with the Plan, will be, legally issued, fully paid and non-assessable.

       We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                      Very truly yours,


                           /s/Blackwell Sanders Peper Martin LLP
                           Blackwell Sanders Peper Martin LLP

                                                     EXHIBIT 23.2




                INDEPENDENT ACCOUNTANTS' CONSENT



The Board of Directors
Monmouth Real Estate Investment Corporation:


We consent to incorporation by reference in the registration statement on Form S-8, of Monmouth Real Estate Investment
Corporation, pertaining to the Monmouth Real Estate Investment Corporation 1997 Stock Option Plan, of our report dated December 14, 2001, relating to the balance sheets of Monmouth Real Estate Investment Corporation as of September 30, 2001 and 2000 and the related statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended September 30, 2001, and the related schedule, which report appears in the September 30, 2001 annual report on Form 10-K of Monmouth Real Estate Investment Corporation.





                                         /s/KPMG LLP
                                         KPMG LLP



Short Hills, New Jersey
October 23, 2002

                                                       EXHIBIT 24

                        POWER OF ATTORNEY

           Each person executing this Power of Attorney hereby appoints Eugene W. Landy and Anna T. Chew, or either of them, as his or her attorney-in-fact to execute and to file such amendments to this Form S-8 Registration Statement as such attorneys-in-fact, or either of them, may deem appropriate or withdraw from the registration process this Registration Statement.

      This Power of Attorney has been signed by the following persons in the capacities indicated on September 25, 2002.

Signature                               Title

/s/ Eugene W. Landy           Chairman of the Board, President
Eugene W. Landy               and Director
                              (Principal Executive Officer)

/s/Cynthia J. Morgenstern
Cynthia J. Mortenstern        Executive Vice President and
                              Director

/s/ Ernest V. Bencivenga
Ernest V. Bencivenga          Treasurer and Director

/s/Anna T. Chew               Controller and Director
Anna T. Chew                  (Principal Financial Officer)

/s/Daniel D. Cronheim
Daniel D. Cronheim            Director

/s/Matthew I. Hirsch
Matthew I. Hirsch             Director

/s/Charles P. Kaempffer
Charles P. Kaempffer          Director

/s/Samuel A. Landy
Samuel A. Landy               Director

/s/John R. Sampson
John R. Sampson               Director

/s/ Peter J. Weidhorn
Peter J. Weidhorn             Director